UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2018

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

001-35419	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	06002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

LTIP Payouts

As reported in the definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the 2018 Annual Meeting of Shareholders of Kaman Corporation (the “Company”) filed with the Securities and Exchange Commission on March 2, 2018, the Personnel & Compensation Committee (the “P&C Committee”) of the Company’s Board of Directors previously granted cash-based long-term incentive plan awards (each, an “LTIP Award” and, collectively, the “LTIP Awards”) under the Kaman Corporation 2013 Management Incentive Plan (the “Plan”) to each of the Company’s then-current executive officers, including the Company’s current “named executive officers” (as defined in Instruction 4 to Item 5.02 of Form 8-K) other than Mr. Lariviere who was not an executive officer of the Company when the LTIP Awards were granted. All of the LTIP Awards were scheduled to be settled during 2018 after a sufficient number of Russell 2000 companies reported their earnings for the year ended December 31, 2017. On June 5, 2018, the P&C Committee approved the settlement of the LTIP Awards and authorized the resulting payouts (each, an “LTIP Payout” and, collectively, the “LTIP Payouts”) in respect thereof. The LTIP Payouts are reported here in accordance with Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K. Reference is hereby made to the Proxy Statement, including the Compensation Discussion and Analysis set forth therein, for additional information about the compensation paid to the Company’s named executive officers.

The LTIP Awards related to the three-year performance period ended December 31, 2017. The LTIP Awards provided for payouts based on the Company’s adjusted financial performance during the relevant period as compared to the financial performance of the companies comprising the Russell 2000 index for the same performance period. The LTIP Awards utilized the following performance factors and weightings: (i) 33% of each such LTIP Award was based on average annual compound growth in earnings per share, (ii) 33% of each such LTIP Award was based on three-year average return on investment, and (iii) 34% of each such LTIP Award was based on three-year average total return to shareholders.

The achievement or satisfaction of the performance measures comprising the LTIP Awards was based on the adjusted financial performance of the Company after giving effect to the inclusion or exclusion of the following modifications approved by the P&C Committee at the time of grant, whichever produced the higher award: (i) changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (ii) cumulative effects of accounting changes, including but not limited to revenue recognition rules and operating lease rules, and the effects of tax law changes; (iii) the dilutive effect on earnings per share that arises as a result of any additional shares used in the calculation of diluted earnings per share as a result of any outstanding convertible debt securities and any related bond hedge and warrant transactions; (iv) any change in outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination, or exchange of shares or other similar corporate change, or any distributions to common stock shareholders other than regular cash dividends; (v) investments, charges or costs associated with acquisitions, divestitures or restructurings of the Company or any joint ventures, including but not limited to Kineco Kaman Composites - India Pvt. Ltd; (vi) capital expenditures, depreciation expense and project expense related to developing and implementing ERP systems; and (vii) charges or costs associated with legacy environmental activities, including, but not limited to, Bloomfield Connecticut (the former Navy property), Moosup Connecticut, New Hartford Connecticut (the former Kaman Music property), Darwen and Manchester United Kingdom (Kaman U.K. Composites), Dachsbach, Germany (RWG GmbH), and J.M Mills Landfill Superfund Site.

The P&C Committee retained the ability to utilize negative discretion to decrease or eliminate the amount payable in respect of any LTIP Award.

For each performance factor, Company financial performance below the 1st quartile resulted in no award payment; financial performance at the 1st quartile resulted in an award payment at 25% of target; financial performance at the median resulted in an award payment at 100% of target; and financial performance at the top of, or above, the 3rd quartile resulted in a maximum payment of 200% of target. Interpolation was used to determine payments for financial performance between the quartiles.

The following table sets forth the calculation of the percentage of the target award earned for each of the LTIP Awards held by Messrs. Keating, Starr, Lisle, Troy, Steiner and Smidler:
THREE-YEAR (2015-2017) LTIP AWARD CALCULATION

	Modified Company Results(1)	Modified Company Results vs. Russell 2000	Percentage of Factor Earned	Factor Weighting	Percentage of Target Award Earned
Average Compounded Annual Growth in EPS	4.9%	46th Percentile	86.7%	33%	28.6%
Average Annual Return on Invested Capital	7.5%	74th Percentile	197.6%	33%	65.2%
Total Return to Shareholders	54.2%	64th Percentile	157.8%	34%	53.7%
Total Percentage of Target Award Earned					147.5%
Negative Discretion(2)					5.2%
Final Performance Award Factor Approved by P&C Committee					142.3%

(1)
The modified results shown in the table reflect the following adjustments to the Company’s reported financial results: Net earnings and EPS for 2017, 2016 and 2015 were adjusted by disregarding $21.044 million, $8.424 million and $9.492 million, respectively, to reflect the elimination of the impact of tax reform on the value of the Company’s deferred tax assets, convertible debt related expenses, acquisition related costs, acquisition net earnings/loss and investments, ERP depreciation and project expense, and restructuring related costs. These adjustments were also made when determining average annual return on invested capital, as well as disregarding $3.605 million, $3.946 million and $209.067 million of acquisition and ERP capital investments made during 2017, 2016 and 2015, respectively.

(2)
As discussed in the text, the P&C Committee retained the ability to utilize negative discretion to decrease or eliminate the amount payable in respect of any LTIP Award. After considering all factors deemed relevant, the P&C Committee elected to exercise negative discretion with respect to the payouts in respect of the LTIP Awards to exclude the elimination of the impact of tax reform on the value of the Company’s deferred tax assets. In so doing, the P&C Committee elected to reduce the award payment percentage from 147.5% to 142.3%.

_______________

The following table shows the resulting individual LTIP Payouts earned by each of the Company’s named executive officers, except for Mr. Lariviere as described above, as well as an updated total compensation amount for the fiscal year ended December 31, 2017:
2017 LTIP AWARD PAYOUTS

	Year-End Base Salary at Time of Grant	Target Award Percentage	Final Award Performance Factor	LTIP Payout(1)	Updated 2017 Total Compensation
Neal J. Keating	$931,500	300%	142.3%	$3,976,574	$6,660,215
Robert D. Starr	$386,000	140%	142.3%	$768,989	$1,714,675
Shawn G. Lisle	$338,000	105%	142.3%	$505,023	$1,194,371
Gregory T. Troy	$321,500	90%	142.3%	$411,745	$1,060,852
Gregory L. Steiner(2)	$437,000	150%	142.3%	$932,777	$4,208,801
Steven J. Smidler(3)	$364,000	150%	142.3%	$776,958	$2,562,757

(1)
Amounts shown exclude the value of any shares of Company stock that may be payable in respect of stock-based LTIP Awards granted to Mr. Steiner. On June 5, 2018, the Committee determined the number of shares payable in respect of such award for the three-year performance period ended December 31, 2017, but the shares will not vest or be delivered to Mr. Steiner until his 62nd birthday. The number of shares payable in respect of such stock-based LTIP Award is 1,573 shares.

(2)	Retired from the Company effective as of January 2, 2018.

(3)	Employment with the Company terminated effective as of January 2, 2018.
_______________
As disclosed in the Proxy Statement, the foregoing LTIP Payouts were not set forth in the Summary Compensation Table included in the Proxy Statement, because it was not possible to compare the Company’s financial performance to that of the companies comprising the Russell 2000 index when the Proxy Statement was filed, as information for only a small percentage of index companies was available at that time.  Sufficient data became available to enable the P&C Committee to make its determination at its June 5, 2018 meeting.

Each of the foregoing LTIP Payouts was paid in cash, as each officer was in compliance with the stock ownership guidelines applicable to such officer at the time of payment.

Updated 2017 Pay Ratio Disclosure

The proxy statement included certain information about the relationship between the annual total compensation of our CEO, Mr. Keating, and the median of the annual total compensation of our employees for 2017 (our “2017 CEO Pay Ratio”). The information included in the Proxy Statement was based, in part, on Mr. Keating’s total annual compensation for 2017 as reflected in the Summary Compensation Table included in the Proxy Statement, which did not include any amount in respect of the LTIP Payout for Mr. Keating discussed above, although the Proxy Statement included a separate estimate of our final 2017 CEO Pay Ratio based on the amount that had been accrued by the Company in respect of Mr. Keating’s projected LTIP Payout utilizing preliminary data that was available as of January 31, 2018. As reported in the Proxy Statement, our 2017 CEO Pay Ratio excluding any amount in respect of the LTIP Payout was 43 to 1 and the estimate of our final 2017 CEO Pay Ratio including Mr. Keating’s projected LTIP Payout was 102 to 1.

As discussed above, on June 5, 2018, the P&C Committee approved the settlement of the LTIP Awards and the resulting LTIP Payouts in respect thereof, including Mr. Keating’s LTIP Payout of $3,976,574. This results in a final 2017 CEO Pay Ratio of 106 to 1, based on the following:

•
the annual total compensation of Mr. Keating for 2017, using Mr. Keating’s updated 2017 total compensation of $6,660,215, including the LTIP Payout for the 2015-2017 performance period, each as set forth above; and

•	the median of the annual total compensation of all of our employees (other than Mr. Keating), determined in accordance with Item 402(u) of Regulation S-K, which was $63,104.

Reference is hereby made to the “2017 Pay Ratio Disclosure” set forth in the Proxy Statement for additional information about the 2017 CEO Pay Ratio and how it was calculated.

Other Compensatory Arrangements

On June 5, 2018, the P&C Committee approved up to $100,000 of direct corporate expense for the non-business use of the corporate aircraft by Mr. Keating during the one-year period commencing as of July 1, 2018 and ending June 30, 2019. The P&C Committee did not approve any other changes to the compensatory arrangements pertaining to Mr. Keating, and his base salary was not adjusted for the ensuing year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Shawn G. Lisle
Shawn G. Lisle
Senior Vice President and General Counsel

Date: June 11, 2018